January 31, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Re: XFormity Technologies, Inc.

Commission File Number: 0-23391

Commissioners:

We have read Item 4.01, Changes in Registrants’ Certifying Accountant, in XFormity Technologies, Inc.’s Form 8-K/A dated January 31, 2007, and we agree with such statements concerning our firm.

Very truly yours,

/s/Altschuler, Melvoin and Glasser LLP